UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ALLIES LIMITED

Nevada	6531	20-0951920
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12020 Shamrock Plaza Suite 220 Omaha, NE 68154 402-778-4844 www.allieslimited.com __________________________
Copies to:
Novi & Wilkin Attorneys at Law 1325 Airmotive Way, Suite 140 Reno, NV 89502 775-232-1950 Fax: 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common Stock, $.0001 par value	914,165	$.90	$822,749	$58.66

Total Fee Due	914,165	$.90	$822,749	$58.66

1
The 914,165 shares registered pursuant to this registration statement, are offered by the selling shareholders named in this prospectus.  They will be selling their shares at a fixed price of $.90 till we are approved for trading on the OTCBB or any other Securities Exchange

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

ii

Prospectus
Allies Limited

914,165 Shares of Common Stock
$0.90 per share

This is the initial offering of Common stock of Allies Limited (“Company,” “we,” “us,” and “our”) we will derive no financial benefit from the sales of these shares. The shares will be offered at a fixed price of $.90 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.  We will pay for all of the expenses related to this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. (Please see Risk Factors starting on page 5 )

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2010

Allies Limited
12020 Shamrock Plaza
Suite 220
Omaha, NE 68154
402-778-4844

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Allies Limited (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “ALLIES LIMITED” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company still in the development stage. We are a company without revenues; we have minimal assets and have incurred losses since inception.   Allies Limited hopes to sponsor and manage a variety of investments, worldwide, in private equity and potential debt transactions on behalf of third-party investors and our own firm. Although Allies Limited is a new firm, the Senior Management of Allies Limited has a 20 year history of raising multiple funds and has received approximately $50 million of capital from investors for management and investment in past fund ventures not affiliated with Allies Limited.

Allies hopes to provide capital and management services to start up and second stage companies which include High Technology start ups as well as Dental Practices and Health centers. The variations in the economic sectors and business models could vary widely depending on the opportunities presented to our discovery board.

At this time there is no specific plan to incur debt for the company, however in the relative distant future (3 to 5 years on) Allies may find it beneficial to incur debt in order to take advantage of a significant profit potential in the acquisition of  an entity through leveraged buyout.

At certain times ( i.e. the 1981 economy when Fed Chairman Paul Volker raised prime interest rates to double digit values ) there are opportunities to acquire significant returns with little or no risk. If this environment presents itself and Allies is in a favorable cash flow position we intend to purchase fixed income securities for significant guaranteed gain for our shareholders.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).  These individuals are to be competent in recognizing real estate development opportunities with the potential for significant and near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add significant value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practice Health Centers.

The company is a Nevada Corporation formed July 23rd 2009 and our year end is February 28.

WHERE YOU CAN FIND US

Our offices are located at:

Allies Limited
12020 Shamrock Plaza
Suite 220
Omaha, NE 68154
402-778-4844

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 914,165 shares of our common stock. The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. A Form D has been filed with the SEC. The selling shareholders will sell their shares of our common stock at a fixed price of $.90 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	914,165 Shares of common stock, $.0001 par value, at a price of $.90 per share held by 51 selling shareholders at $.90, for which the Company will receive no financial benefit.

Offering Price per Share:	$.90

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 914,165 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding Before the Offering:	60,914,165

Number of Shares Outstanding After the Offering:	60,914,165

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financial statements

Balance Sheet Data:	As of November 30, 2009
(Audited)
Cash and Cash equivalents	$257,063
Total assets	258,173
Total liabilities	10,204
Stockholders’ Equity	$247,969)

As of
Statement of Operations Data:	November 30, 2009
(Audited)
Revenues	$0
Total cost and expenses	(51,558)
Net (loss)	$(51,558)
Net (loss) per share	$0

Weighted average number of shares
Outstanding – basic and diluted	60,344,123

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant.  Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

THE REAL ESTATE INDUSTRY HAS INHERENT OPERATIONAL RISKS THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.  ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT LOSSES OF INCOME.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

THE DUE DILIGENCE PROCESS THAT WE UNDERTAKE IN CONNECTION WITH OUR INVESTMENTS MAY NOT REVEAL ALL FACTS THAT MAY BE RELEVANT IN CONNECTION WITH AN INVESTMENT.

Before making our investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. The objective of the due diligence process is to identify attractive investment opportunities based on the facts and circumstances surrounding an investment, to identify possible risks associated with that investment and, in the case of private equity investments, to prepare a framework that may be used from the date of an acquisition to drive operational achievement and value creation. When conducting due diligence, we typically evaluate a number of important business, financial, tax, accounting, environmental and legal issues in determining whether or not to proceed with an investment. Outside consultants, legal advisors, accountants and investment banks are involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence process may at times be subjective with respect to newly organized companies for which only limited information is available. Accordingly, we cannot be certain that the due diligence investigation that we will carry out with respect to any investment opportunity will reveal or highlight all relevant facts (including fraud) that may be necessary or helpful in evaluating such investment opportunity, including the existence of contingent liabilities. We also cannot be certain that our due diligence investigations will result in investments being successful or that the actual financial performance of an investment will not fall short of the financial projections we used when evaluating that investment.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

We may not be able to identify and maintain the necessary relationships within our industry. Our ability to execute our business plan also depends on other factors, including:

1.	negotiating representation and marketing agreements with acceptable terms;
2.	hiring and training qualified personnel
3.	managing marketing and development costs at affordable levels;
4.	cost and availability of labor;

A FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

At this time we have no operating history to fall back on. In the future our financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Variations in future general economic conditions could affect our bottom line

Assets acquired by the company may be dissolved or go bankrupt which would have a significant affect on the company’s balance sheet

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

THE COMPANY’S ABILITY TO EXPAND ITS OPERATIONS WILL DEPEND UPON THE COMPANY’S ABILITY TO RAISE SIGNIFICANT ADDITIONAL FINANCING AS WELL AS TO GENERATE REVENUE.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under any future credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND ITS OFFICERS AND DIRECTORS WILL CONTROL NOT LESS THAN 66% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Presently the Company’s Officers and Directors beneficially own 40,000,000 (66%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by ALLIES LIMITED shareholders, including the election of directors. Such concentrated control may also make it difficult for ALLIES LIMITED stockholders to receive a premium for their shares of ALLIES LIMITED in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders. Management will have complete control over all decisions, including: employment, its own compensation arrangements, the appointment of other compensation positions and whether to enter into material transactions with related parties.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ALLIES LIMITED FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  ALLIES LIMITED was formed in Nevada on July 23rd 2009. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. ALLIES LIMITED prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins. We may, for example, approach another potentially significant growth company with capital as an alternative financing source in exchange for equity. Another, larger, more established competitor may recognize the same opportunity and may offer more capital, better terms or opportunities for growth than we are able to provide. If this were to occur in multiple instances, we may be relegated to less attractive mergers and acquisitions which could eventually force us to dissolve. As there are perhaps thousands of potentially rapid and significant growth start ups in the U.S. alone, we view this risk as relevant but an unlikely occurrence.
WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN ALLIES LIMITED BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock. Officers and directors, currently hold 66% of the ALLIES LIMITED issued and outstanding common shares. No market is available for investors in ALLIES LIMITED common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If ALLIES LIMITED stock ever becomes tradable, of which the Company cannot guarantee success the trading price of ALLIES LIMITED common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

ALL OF ALLIES LIMITED ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF ALLIES LIMITED COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 60,914,165 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has four shareholders who in total own 60,000,000 restricted shares or 98.5% of the outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB , WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DIVIDEND RISK

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.
•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION ABOUT OUR COMPANY

We are a start-up stage company still in the development stage. We are a company without revenues; we have minimal assets and have incurred losses since inception.

Allies hopes to provide capital and management services to start up and second stage companies which include High Technology start ups as well as Dental Practices and Health centers. The variations in the economic sectors and business models could vary widely depending on the opportunities presented to our discovery board.

At this time there is no specific plan to incur debt for the company, however in the relative distant future (3 to 5 years on) Allies may find it beneficial to incur debt in order to take advantage of a significant profit potential in the acquisition of  an entity through leveraged buyout.

At certain times ( i.e. the 1981 economy when Fed Chairman Paul Volker raised prime interest rates to double digit values ) there are opportunities to acquire significant returns with little or no risk. If this environment presents itself and Allies is in a favorable cash flow position we intend to purchase fixed income securities for significant guaranteed gain for our shareholders.

Allies Limited hopes to sponsor and manage a variety of investments, worldwide, in private equity and potential debt transactions on behalf of third-party investors and our own firm. Although Allies Limited is a new firm, the Senior Management of Allies Limited has a 20 year history of raising multiple funds and has received approximately $50 million of capital from investors for management and investment in past fund ventures not affiliated with Allies Limited.

We hope to be a global firm with private equity experience, in-depth industry knowledge, sophisticated processes for growing and improving businesses, and to develop a strong culture committed to teamwork and sharing information across offices in the U.S., Europe, Asia, and Australia.

We hope to sponsor and manage funds and accounts that make investments in fixed income and other strategies. We also look to engage in capital markets transactions and other activities that capitalize on the experience and knowledge that we have accumulated throughout our managements past history.

Allies Limited will earn revenues in a variety of ways including earning ongoing management fees for providing networking, management, consultation, and other services to our holding companies management, as well as transaction, monitoring and other potential fees in connection with our private equity and other investments. We are selectively pursuing opportunities to develop new investment structures and products that we believe will help us increase the amount of managed capital that we are able to commit to individual transactions, grow our assets under management and capture additional income streams and value for shareholders. Allies Limited may partner with VC and Private Equity firms to participate and co-fund early stage companies which, over time, will add significant value to Allies Limited shareholders.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).  These individuals are to be competent in recognizing real estate development opportunities with the potential for significant and near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add significant value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

INDUSTRY BACKGROUND

Private equity firms began to emerge out of the investment banking industry around 1982. Since that time, hundreds of Private Equity Firms have been instituted in the U.S. alone. More than $551 billion dollars of capital has been raised and re-invested by these firms since 2002.

The largest of these includes The Carlyle group with some $32 billion in assets and Kohlberg Kravis Roberts (KKR) $31 billion.  It is a rapidly maturing industry and acquisitions are made almost every business day by these firms.

Private equity is money invested in companies that are not publicly traded on a stock exchange or invested as part of buyouts of publicly traded companies in order to make them private companies.

Among the most common investment strategies in private equity include leveraged buyouts (LBO), venture capital, growth capital, distressed investments and mezzanine capital. Many times investments are short in nature.

Leveraged buyouts involve a financial sponsor agreeing to an acquisition without itself committing all the capital required for the acquisition. To do this, the financial sponsor will raise acquisition debt which ultimately looks to the cash flows of the acquisition target to make interest and principal payments. Acquisition debt in an LBO is often non-recourse to the financial sponsor and has no claim on other investment managed by the financial sponsor. Therefore, an LBO transaction's financial structure is particularly attractive to a fund's limited partners, allowing them the benefits of leverage but greatly limiting the degree of recourse of that leverage. This kind of financing structure leverage benefits an LBO's financial sponsor in two ways: (1) the investor itself only needs to provide a fraction of the capital for the acquisition, and (2) the returns to the investor will be enhanced (as long as the return on assets exceeds the cost of the debt).

As a percentage of the purchase price for a leverage buyout target, the amount of debt used to finance a transaction varies according to the financial condition and history of the acquisition target, market conditions, the willingness of lenders to extend credit (both to the LBO's financial sponsors and the company to be acquired) as well as the interest costs and the ability of the company to cover those costs. Historically the debt portion of an LBO will range from 60%-90% of the purchase price, although during certain periods the debt ratio can be higher or lower than the historical averages. Between 2000-2005 debt averaged between 59.4% and 67.9% of total purchase price for LBO’s in the United States.

PRINCIPAL SERVICES AND THEIR MARKETS

Capital invested in Allies Limited is allocated toward the purchase of hard assets (i.e. commercial real estate) and start up or second stage growth companies. The services we currently provide is  expert “due diligence” in the selection and pricing of our acquisitions and consultation for management of our holding companies in order to enhance shareholder value through value purchases and timely and profitable sales of our acquired assets.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).  These individuals are to be competent in recognizing real estate development opportunities with the potential for significant and near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add significant value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

DISTRIBUTION METHODS

The company has no need for “distribution”

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

As of April 20, 2010 the company has not publicly announced any services and has not yet started operations.
COMPETITION

The competition in the industry comes from being the first to target and find and secure the capital necessary to make attractive acquisitions in either commercial real estate or, in the specific business plan of Allies Limited, “start up” high technology firms with the potential of significant returns on investment in relatively short time cycles.

Other private equity firms, especially the more mature, will initially have significantly more capital and more extensive resources to find and acquire promising opportunities than Allies Limited.  However, the supply of promising companies with defensible business plans and commercial real estate buying opportunities are numerous throughout the economy. Initially, Allies has and will focus on “smallish” acquisitions ($10 million or less) in order to buff up its asset portfolio and avoid fierce competition from mature organizations.

Allies currently has limited assets and operations and this negatively impacts our ability to “bid” on perhaps the most obvious and more mature acquisition opportunities available to more asset rich competitors. Initially, the “plums” may extend beyond our reach.

However, larger, more mature firms generally cannot generate returns that will significantly impact their share price or net asset value without investments of $100 million or more, this consequence provides a “niche” market for our smaller “boutique” investments. In many proposed acquisitions our perspective is that we will be the single bidder for the acquisition.

As we grow in acquisitions and capital Allies will then be better prepared to compete in the Fortune 500 market.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

At this time as of March 1st 2010 ALLIES LIMITED is a startup venture and currently has no customers

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

Our operations are subject to regulation and supervision in a number of jurisdictions. The level of regulation and supervision to which we are subject varies from jurisdiction to jurisdiction and is based on the type of business activity involved. We, in conjunction with our outside advisors and counsel, seek to manage our business and operations in compliance with such regulation and supervision. The regulatory and legal requirements that apply to our activities are subject to change from time to time and may become more restrictive, which may make compliance with applicable requirements more difficult or expensive or otherwise restrict our ability to conduct our business activities in the manner in which they are now conducted. Changes in applicable regulatory and legal requirements, including changes in their enforcement, could materially and adversely affect our business and our financial condition and results of operations. As a matter of public policy, the regulatory bodies that regulate our business activities are responsible for safeguarding the integrity of the securities and financial markets and protecting investors who participate in those markets rather than protecting the interests of our shareholders.

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company currently has no research and development activities.

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

The company has one full time employee at this time, Theodore Pysh .  There are no employee agreements in effect

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect ALLIES LIMITED management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of March 1, 2010 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The common shares being offered for resale by the selling security holders consist of 914,165 shares of our common stock held by 51 shareholders.  None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at an average purchase price of $.52 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The following table sets forth the shares beneficially owned, as of March 1 2010 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

The percentages below are calculated based on 60,914,165 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

Mark Kirk	1,000	1,000	*	0
Laura Clarice Colway	10,000	10,000	*	0
Traci K Jennings-Janes	10,000	10,000	*	0
Donald & Shirley Jennings	2,000	2,000	*	0
Douglas T Pysh	2,000	2,000	*	0
Neshonda Belton	1,334	1,334	*	0
Rachel & Michael A Fraley	1,000	1,000	*	0
Rachel & David A Fraley	1,000	1,000	*	0
Rachel B Fraley & Marilyn Pysh	1,000	1,000	*	0
Provident Group, LLC (3) FBO: Donald R Leath IRA	368,680	368,680	*	0
W.J. and Karyl Elnersen	1,400	1,400	*	0
Bruce Johnson	1,000	1,000	*	0
Jeffrey D Brooks	2,666	2,666	*	0
Kimberley L & James R Brooks	30,769	30,769	*	0
Tamara Hughbanks	1,000	1,000	*	0
Gerald D Baty	1,333	1,333	*	0
Glen Albracht	2,000	2,000	*	0

Lois L Hagen	1,000	1,000	*	0
Kenneth J Hagen IV	1,000	1,000	*	0
Virginia E Busch	1,000	1,000	*	0
Marlene S Vecara	1,000	1,000	*	0
Hal Ritchie	1,000	1,000	*	0
Mark A. & Marcia L. Christianson	1,333	1,333	*	0
Carol G Caster	1,000	1,000	*	0
Leeann Young	1,000	1,000	*	0
James Prchal	1,000	1,000	*	0
John Quick	6,000	6,000	*	0
William Klabonde	1,500	1,500	*	0
John or Mary Herrmann	1,000	1,000	*	0
Blecilda Dela Cruz and Conrado Bartolome Jr	3,000	3,000	*	0
James Prchal	1,000	1,000	*	0
John P and Mary P Herrmann	1,000	1,000	*	0
Jeffrey L Pruess	10,000	10,000	*	0
David A Carey	2,000	2,000	*	0
Gene L and Laura Wagner	2,000	2,000	*	0
Phillip E Foster	10,000	10,000	*	0
Steven B Lupardus	10,000	10,000	*	0
Vista Enterprises	10,000	10,000	*	0
Thomas R Bullock	10,000	10,000	*	0
Michael L and Diane Wagner	2,000	2,000	*	0
Ruth M McCully	10,000	10,000	*	0
Carl Metosky	50,000	50,000	*	0
Dale E Piper	20,000	20,000	*	0
Ed Shuchlik	70,000	70,000	*	0
Ellen Galloway	60,000	60,000	*	0
Lana Johnson FBO Austin A Johnson	1,000	1,000	*	0
Keith Smith	2,000	2,000	*	0
David & Koral Booth JTWROS	15,385	15,385	*	0
Peggy Sue Hockenberry	20,000	20,000	*	0
Thomas R Ray	50,000	50,000	*	0
Robert Ireland	25,000	25,000	*	0

TOTAL	914,165	914,165		0

          *     Less than 1%

1)	Assumes all of the shares of common stock offered are sold and 60,914,165 common shares are issued and outstanding.
2) 3)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

Donald Leath maintains all voting rights for  Provident Group.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:
•           has had a material relationship with us other than as a shareholder at any time within the past three years; or
•           has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•           are broker-dealers or affiliated with broker-dealers.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 914,165 shares of common stock on behalf of the selling stockholders. We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD (FINRA) regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SALES BY SELLING SHAREHOLDERS

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

	on such public markets as the common stock may be trading;
	in privately negotiated transactions; or
	in any combination of these methods of distribution.

The sales price to the public may be:

	A fixed price of $0.90 as in this offering
	the market price prevailing at the time of sale;
	a price related to such prevailing market price; or
	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

	not engage in any stabilization activities in connection with our common stock;
	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period ended November 30, 2009 included in this Prospectus have been audited by the firm of Silberstein Ungar, PLLC
We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin, located at 1325 Airmotive Way, Ste 140, Reno, NV 89502 has passed upon the validity of the shares being offered.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There is one full time employee. There are no employment agreements in effect

DESCRIPTION OF PROPERTY

We have Offices at 12020 Shamrock Plaza, Ste 220, Omaha, Nebraska.  12 month Lease @ $880 per month

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of March 1st 2010, the Company has a total of 55 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is February 28.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.  The audited financial statement at November 30, 2009, immediately follows

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

NOVEMBER 30, 2009

ALLIES LIMITED

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

NOVEMBER 30, 2009

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Allies Limited
Omaha, Nebraska

We have audited the accompanying balance sheet of Allies Limited, a Nevada Corporation, as of November 30, 2009 and the related statement of operations, stockholders’ equity, and cash flows for the period from July 23, 2009 (date of inception) through November 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allies Limited, as of November 30, 2009 and the results of its operations and cash flows for the period from July 23, 2009 (date of inception) through November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Allies Limited will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has limited working capital, and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 2, 2010

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF NOVEMBER 30, 2009

November 30, 209
ASSETS
Current assets
Cash and cash equivalents	$257,063

Other Assets
Security deposit	1,110

TOTAL ASSETS	$258,173

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$10,204
Total Liabilities	10,204

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 100,000,000 shares authorized, 60,583,447 shares issued and outstanding	6,058
Additional paid in capital	293,469
Deficit accumulated during the development stage	(51,558)
Total Stockholders’ Equity	247,969

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$258,173

See accompanying notes to financial statements.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO NOVEMBER 30, 2009

Period from July 23, 2009 (Inception) to November 30, 2009

REVENUES	$0

OPERATING EXPENSES
Professional fees	12,635
Payroll expenses	32,465
Rent expense	3,520
General and administrative expenses	2,938
TOTAL OPERATING EXPENSES	51,558

NET LOSS BEFORE INCOME TAXES	(51,558)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(51,558)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	60,344,123

See accompanying notes to financial statements.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO NOVEMBER 30, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, July 23, 2009	-	$-	$-	$-	$-

Shares issued to founders at $0.000075 per share	40,000,000	4,000	(1,000)	-	3,000

Shares issued for cash at $0.00017 per share	16,000,000	1,600	1,058	-	2,658

Shares issued for cash at $0.00017 per share	4,000,000	400	0	-	400

Shares issued for cash at $0.45 per share	444,445	44	199,450	-	199,494

Shares issued for cash at $0.75 per share	42,233	4	31,671	-	31,675

Shares issued for cash at $0.65 per share	82,769	8	53,792	-	53,800

Shares issued for cash at $0.63 per share	8,000	1	4,999	-	5,000

Shares issued for cash at $0.58 per share	6,000	1	3,499	-	3,500

Net loss for the period ended November 30, 2009	-	-	-	(51,558)	(51,558)

Balance, November 30, 2009	60,583,447	$6,058	$293,469	$(51,558)	$247,969

See accompanying notes to financial statements.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 23, 2009 (INCEPTION) TO NOVEMBER 30, 2009

Period from July 23, 2009 (Inception) to November 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(51,558)
Changes in assets and liabilities:
Increase in accrued expenses	10,204
CASH FLOWS USED IN OPERATING ACTIVITIES	(41,354)

CASH FLOWS FROM INVESTING ACTIVITIES
Security deposit	(1,110)
CASH FLOWS USED IN INVESTING ACTIVITIES	(1,110)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	299,527
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	299,527

NET INCREASE IN CASH	257,063
Cash, beginning of period	0
Cash, end of period	$257,063

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business
Allies Limited (the “Company”) was incorporated in the State of Nevada on July 23, 2009.  The Company provides consulting services for general business purpose in the real estate industry.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000.   At November 30, 2009 the Company's bank deposits exceeded the insured amounts.  Management believes it has little risk related to the excess deposits.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2009.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes
The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Revenue Recognition
Revenue for consulting fees is recognized upon the execution and closing of the contract for the amount of the contract or upon performance of the services if there is no contract.  Consulting fees are generally due based upon various progress milestones.   Revenue from contract payments is estimated and accrued as earned.  Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a February 28 fiscal year end.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- during the year ended November 30, 2009.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC)..

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)
As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation
As of November 30, 2009, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $51,558 as of November 30, 2009.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company plans to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 3 – COMMON STOCK

The Company has 100,000,000 shares of par value $0.0001 common stock authorized.

On July 23, 2009, the Company issued 40,000,000 shares of its common stock to its founders for total proceeds of $3,000.

Also on July 23, 2009, the Company issued 16,000,000 shares of its common stock to for total proceeds of $2,658.

An additional 4,000,000 shares were issued on July 23, 2009 for total proceeds of $400.

The Company issued an additional 583,447 shares for prices ranging from $0.45 to $0.75 per share during the period ended November 30, 2009 for total proceeds of $293,469.

Total shares outstanding as of November 30, 2009 were 60,583,447.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of November 30, 2009:

2009
Accrued payroll	$5,204
Accrued audit fee	5,000
Total Accrued Expenses	$10,204

NOTE 5 – SECURITY DEPOSIT

The Company has paid a security deposit on its office space per the terms of the lease.  The total deposit is $1,110 and is refundable within 45 days of vacating the office space upon completion of the lease.

NOTE 6 – INCOME TAXES

The provision for Federal income tax consists of the following:

November 30, 2009
Refundable Federal income tax attributable to:
Current Operations	$17,530
Less: valuation allowance	(17,530)
Net provision for Federal income taxes	$0

ALLIES LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2009

NOTE 6 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

November 30, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$17,530
Less: valuation allowance	(17,530)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $51,558 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – COMMITMENTS

The Company leases an office in Omaha, Nebraska.  The lease is a 13 month lease that commenced on August 1, 2009 and will run through August 31, 2010.  At that point the lease will become a month-to-month lease that can be cancelled by either party.  The monthly rent is $675 and additional costs include a $135 month telephone fee and a $35 monthly internet fee.  The final month of the initial lease term will be at no charge to the Company.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to November 30, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION ABOUT OUR COMPANY

Allies Limited hopes to sponsor and manage a variety of investments, worldwide, in private equity and potential debt transactions on behalf of third-party investors and our own firm. Although Allies Limited is a new firm, the Senior Management of Allies Limited has a 20 year history of raising multiple funds and has received approximately $50 million of capital from investors for management and investment in past fund ventures not affiliated with Allies Limited.

We hope to be a global firm with private equity experience, in-depth industry knowledge, sophisticated processes for growing and improving businesses, and to develop a strong culture committed to teamwork and sharing information across offices in the U.S., Europe, Asia, and Australia.

We hope to sponsor and manage funds and accounts that make investments in fixed income and other strategies. We also look to engage in capital markets transactions and other activities that capitalize on the experience and knowledge that we have accumulated throughout our managements past history.

Allies Limited will earn revenues in a variety of ways including earning ongoing management fees for providing networking, management, consultation, and other services to our holding companies management, as well as transaction, monitoring and other potential fees in connection with our private equity and other investments. We are selectively pursuing opportunities to develop new investment structures and products that we believe will help us increase the amount of managed capital that we are able to commit to individual transactions, grow our assets under management and capture additional income streams and value for shareholders. Allies Limited may partner with VC and Private Equity firms to participate and co-fund early stage companies which, over time, will add significant value to Allies Limited shareholders.

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).  These individuals are to be competent in recognizing real estate development opportunities with the potential for significant and near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add significant value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

PRINCIPAL SERVICES AND THEIR MARKETS

Allies Limited will be separated into several distinct divisions and personnel for specific business sectors. For example, our commercial real estate development division will be headed by individuals who have extensive experience and back ground in real estate development and Sanitary Improvement Districts (SID).  These individuals are to be competent in recognizing real estate development opportunities with the potential for significant and near term appreciation for Allies’ shareholders. Purchases of commercial real estate at below market pricing is anticipated when opportunities are discovered.

Another division of Allies will include individuals who are experienced and adept in the discovery and due diligence of “start up” and “second stage” (primarily new technology) firms with the potential to have exponential growth and viral expansion over relatively short (18-60 month) time spans. These “start ups” generally are in need of fresh capital to bring their projects to fruition. Allies Limited intends to provide capital for these firms in return for significant equity and managerial consultation.

Allies’ final distinct division will be in the business of marketing its “holding companies” and real estate to increase valuation and to raise venture capital to fund current and future investments. Their personnel will be synergistically connected to individuals who are networked to facilitate promotion of Allies’ holdings, i.e. Financial and IT publication reporters and staff writers.

Allies may partner with and Private Equity firms to help fund potentially early stage companies which, over time, will potentially add significant value to Allie’s shareholders.

Allies Limited will be in the business of consultation for general business purposes, including, but not limited to, Marketing Real Estate Development, Dental Practices and Health Centers.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED November 30, 2009

FOR THE PERIOD ENDED November 30, 2009 we had no revenues and an accumulated deficit of $51,558 plus anticipated expenses of $60,000 for this registration process.

LIQUIDITY

We have cash assets at November 30, 2009 of $257,063.  We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

The costs to meet our reporting and other requirements as a public company subject to the exchange act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower.

SHORT TERM

On a short-term basis, we have generated no revenues to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development products. For short term needs we will be dependent on receipt, if any, of private placement proceeds.
We do not have a true forecast of operational funds over the next twelve months.  These projections would be based upon future potential deals over that time frame that at this time unknown.

Our assets consist of a checking account with a balance of $257,063 as of November 30, 2009 with total current assets of $258,173 with no inventory.

Our total liabilities are $10,204 as of November 30, 2009, however we are incurring significant liabilities subsequently in connection with our registration statement on Form S-1.

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$59
Blue Sky Expense	200
Legal fees and expenses	50,000
Accountants’ fees and expenses	9,750

Total	$60,059

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company and noted in “Use of Proceeds”.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for ALLIES LIMITED services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have no revenues at this time.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

We may be unable to secure private placement proceeds or third-party financing as core capital infusions into Allies. However, with the establishment of our RIA firm we will begin a revenue stream of “wrap fees” adequate enough to support our limited overhead budget while augmenting that revenue with irregular private placement proceeds. As noted in page 5 under the heading “NOTE-7 – COMMITMENTS” the day to day on going capital requirements for Allies operations is extremely modest. With one employee and offices expenses of less than $900 per month Allies can survive even the most Spartan of economic times. We have to date, paid cash for each of our acquisitions and have no debt. Moreover, our holding company, Technology firm “Salus Novus”  is projected to produce revenue beginning in June 2010.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has no revenues and is in its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

We do not have any debt or long-term commitments. We continue to seek financing, but there are no guarantees that we will be able to do so.

Describe any unusual or infrequent events or transactions or any significant economic changes that materially affected the amount of reported income from continuing operations and, in each case, indicate the extent to which income was so affected. In addition, describe any other significant components of revenues or expenses that, in the registrant's judgment, should be described in order to understand the registrant's results of operations.

We have yet to initiate operations and know of no unusual or infrequent events or transactions or any significant economic changes that would materially affected the amount of reported income from future operations

Describe any unusual or infrequent events or transactions or any significant economic changes that materially affected the amount of reported income from continuing operations and, in each case, indicate the extent to which income was so affected. In addition, describe any other significant components of revenues or expenses that, in the registrant's judgment, should be described in order to understand the registrant's results of operations.

At this time we know of no specific trends or uncertainties that would materially impact our current business plan.

If the registrant knows of events that will cause a material change in the relationship between costs and revenues (such as known future increases in costs of labor or materials or price increases or inventory adjustments), the change in the relationship shall be disclosed.

At this time we know of no specific events or uncertainties that would materially impact our current business plan, we have had no past or current operations.

To the extent that the financial statements disclose material increases in net sales or revenues, provide a narrative discussion of the extent to which such increases are attributable to increases in prices or to increases in the volume or amount of goods or services being sold or to the introduction of new services or services.

There have been no material changes in net sales or revenues.

For the two most recent fiscal years of the registrant, or for those fiscal years in which the registrant has been engaged in business, whichever period is shortest, discuss the impact of inflation and changing prices on the registrant's net sales and revenues and on income from continuing operations.

The Company is a start up and has had no operations.  However, one can only assume as the company grows it would need to make necessary adjustments to higher prices and future market conditions as would all of its competitors to stay competitive in the market place.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the services are paid by members or third parties.   We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to members related to shipping and handling should be classified as revenues. Our service costs include amounts for shipping and handling, therefore, we charge our members shipping and handling fees at the time the services are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping services to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

INCOME TAXES

At November 30, 2009, the Company had no income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities .

The adoption of these and other new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:    Allies Limited

Name:  Kenneth James Hagen Jr. DDS./Director of Allies Limited; CEO/ President/Treasurer
Age: 56, Birth Date 12/05/1952
Address: 2811 North 90th St. Omaha, Nebraska 68134
Phone: 402-391-0459
Employer: Family Dental Associates P.C.
Title: President- Dentist

5 year employment history:

➢	Family Dental Associates, P.C. DBA RaiNEow Dental Centers
      Position: Dentist/President/Director
      Dates: 5/1/1978 – present
      Education: Doctor of Dental Surgery
      Responsibilities: Hiring, business plans, finance, developing locations, marketing.

➢	Summit Dental Associates P.C.: DBA RaiNEow Dental Centers
       Position: Dentist/President/Director
       Dates: 1984-present
       Responsibilities: (See Family Dental Associates above)

➢	Umbrella Real Estate LLC.
               Position: President/Director
               Dates:  2006 – present
               Responsibilities: Locating real estate opportunities, development and financing for
               Dental offices.

➢	Maple Valley LLC.
      Position: President/Director/Managing Partner
      Dates: 2001- present
      Education: Randal School of Real Estate/courses included:
      Real Estate Law/Appraisal/Investment Finance
      Responsibilities: Working with city planners, architects, engineers and specialties,
      Construction management, commercial finance, leasing, commercial and
      Residential real estate development.

➢	Chairman of Sanitary Improvement District
       Located: Douglas Country Nebraska
       Responsibilities: (see Maple Valley list)

➢	Hy-Tech Weight Loss Centers
       Position: Director
       Dates: 2006-present
       Responsibilities: Address business issues that come before the board

Name:  Ted Pysh/Director of Allies Limited; Executive Vice President/Secretary
Age:  62 Birth Date 11/19/1946
Address: 627 So. 197th, St., Elkhorn, Nebraska 68022
Phone:  402-578-7742
Employer: Hy-Tech Weight Loss Inc.
Title: CEO/President/Chairman of the board

5 year employment history:

Hy-Tech Weight Loss Centers
Position: President/CEO
Dates:  2004-present
Education: 4 years college, Securities courses and licenses including General Securities Principal, Municipal Bond Principal, Registered Investment Advisor, Registered Representative, Options Principal and State Insurance license.

Responsibilities: Manage overall operations of 9 weight loss centers. Design franchise program, marketing of franchises, raise investment capital and secure services of medical personnel.

DIRECTORS OF THE COMPANY

NUMBER OF DIRECTORS: 2

ARE DIRECTORS ELECTED ANNUALLY?  IF NOT, DESCRIBE THE ARRANGEMENT WHEREBY DIRECTORS ARE APPOINTED

Annually

LIST OF OUTSIDE/INDEPENDENT DIRECTORS

None

HAVE ANY OF THE OFFICERS OR DIRECTORS EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS AS THE COMPANY?  IF SO, DETAIL THOSE EXPERIENCES.

Yes, Dr. Kenneth Hagen has experience with Maple Valley LLC., listed above. His Duties as president there should prove valuable for any venture Allies LIMITED Might experience. His experience in a variety of businesses should also prove invaluable to Allies LIMITED Success.

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

* The principals, officers and directors have worked in the fields of Real Estate Development, Dental Group Practices, Health and Fitness Centers and Marketing and Advertising. In each instance the principals were the sole or majority shareholders of the businesses and have no binding contractual restrictions.

If the Company has never conducted operations or is otherwise in the development stage, indicate whether any of the Officers or Directors has ever managed any other company in the start-up or development stage and describe the circumstances, including relevant dates.

Yes, the principals of Allies Limited Have managed several start up and development stage companies including:

➢	Price Marketing Group 1984-1996 A marketing and advertising firm
➢	Rainbow Dental Group 1978-present A Dental Practice Group
➢	Maple Valley LLC 2004-present a Limited Liability Company

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

No action has been taken in this regard.

IF THE COMPANY HAS NEVER CONDUCTED OPERATIONS OR IS OTHERWISE IN THE DEVELOPMENT STAGE, INDICATE WHETHER ANY OF THE OFFICERS OR DIRECTORS HAS EVER MANAGED ANY OTHER COMPANY IN THE START-UP OR DEVELOPMENT STAGE AND DESCRIBE THE CIRCUMSTANCES, INCLUDING RELEVANT DATES.

Our President, Dr. Kenneth Hagen, began raising funds for and managing commercial real estate investments in the late 1970’s. Funds for purchase of commercial real estate almost always require 7 figure investments from accredited investors.

Our Secretary and EVP. Theodore Pysh was president and CEO of a Registered Investment Advisor “Price Hagen Investments” from 1996 through 1999. At that time he acquired managed more than $50 million in assets. In 1999 Mr. Pysh through a PPM individually raised $15million+ capital and became president of the start up of an on line brokerage firm, RJT.com. Mr. Pysh was instrumental in the sale of the firm in 2001 to TD Waterhouse for a reported $93million. Subsequently, Mr. raised another $5 million in a PPM for start up firm Daddio’s Take & Bake Pizza.

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

No action has been taken in this regard.

IF ANY OF THE COMPANY'S KEY PERSONNEL ARE NOT EMPLOYEES BUT ARE CONSULTANTS OR OTHER INDEPENDENT CONTRACTORS, STATE THE DETAILS OF THEIR ENGAGEMENT BY THE COMPANY.

None at this time.

IF THE COMPANY HAS KEY MAN LIFE INSURANCE POLICIES ON ANY OF ITS OFFICERS, DIRECTORS OR KEY PERSONNEL, EXPLAIN, INCLUDING THE NAMES OF THE PERSONS INSURED, THE AMOUNT OF INSURANCE, WHETHER THE INSURANCE PROCEEDS ARE PAYABLE TO THE COMPANY AND WHETHER THERE ARE ARRANGEMENTS THAT REQUIRE THE PROCEEDS TO BE USED TO REDEEM SECURITIES OR PAY BENEFITS TO THE ESTATE OF THE INSURED PERSON OR A SURVIVING SPOUSE.

None at this time

IF A PETITION UNDER THE BANKRUPTCY ACT OR ANY STATE INSOLVENCY LAW WAS FILED BY OR AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL, OR A RECEIVER, FISCAL AGENT OR SIMILAR OFFICER WAS APPOINTED BY A COURT FOR THE BUSINESS OR PROPERTY OF ANY SUCH PERSONS, OR ANY PARTNERSHIP IN WHICH ANY OF SUCH PERSONS WAS A GENERAL PARTNER AT OR WITHIN THE PAST FIVE YEARS, OR ANY CORPORATION OR BUSINESS ASSOCIATION OF WHICH ANY SUCH PERSON WAS AN EXECUTIVE OFFICER AT OR WITHIN THE PAST FIVE YEARS, SET FORTH BELOW THE NAME OF SUCH PERSONS, AND THE NATURE AND DATE OF SUCH ACTIONS.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception through November 30, 2009, to our officers. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position	2009	($) (4)	($)		(1)	SARs (#)	($)	($)

Theodore Pysh, Executive VP, Secretary		90,000	0	0	0	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers other than as described herein.

We were incorporated on July 23rd 2009

 SUMMARY COMPENSATION

At this time Theodore Pysh is receiving an annual salary of $90,000 and there is no compensation being offered to any of the other Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founders.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 40,000,000 common shares or 66%.   The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Percent of	Number of
	Voting	Common
Beneficial Owner Officer/Directors (1)	Shares Owned (2)	Shares Owned (3)

Total Shares Outstanding		60,914,165
Total Shares Authorized		100,000,000
Total Shares owned by Officers and Directors	66%	40,000,000
Total Shares owned by Beneficial Owners (2)	32.5%	20,000,000

The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.

(3) The aggregate amount of shares to be issued by the Company and outstanding is 60,914,165

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Kenneth Hagen	Director/President/Treasurer	20,000,000 shares
Ted Pysh	Director/Secy/ EVP	20,000,000 shares
David Steier and Arlene Steier	Investors	20,000,000 shares

The Company issued Dr. Kenneth Hagen, CEO, 20,000,000 shares for $1,500 on July 23, 2009
The Company issued Theodore Pysh, Secretary/ EVP, 20,000,000 shares for $1,500 on July 23, 2009
The company issued a total of 20,000,000 shares to David and Arlene Steier for $3,058 on July 23, 2009

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Allies Limited
914,165 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions: payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$59
Blue Sky Expense	200
Legal fees and expenses	50,000
Accountants’ fees and expenses	9,750

Total	$60,059

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 504 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The Company issued Dr. Kenneth Hagen, CEO, 20,000,000 shares for $1,500 on July 23, 2009

The Company issued Theodore Pysh, Secretary/ EVP, 20,000,000 shares for $1,500 on July 23, 2009

 The company issued David and Arlene Steier a total of 20,000,000 shares for $3,058 on July 23, 2009

The company issued the following shares to our selling shareholders on the dates below

Dated Executed	Name	Number of Shares	Amount Paid

8/26/2009	Donald R. Leath, Trustee: Leath Living Trust	75,765	$34,094.00
8/26/2009	Mark Kirk	1,000	$750.00
8/28/2009	Laura Clarice Colway	2,000	$1,500.00
8/28/2009	Traci K. Jennings-Janes	10,000	$6,500.00
8/28/2009	Donald & Shirley Jennings	2,000	$1,500.00
8/28/2009	Douglas T. Pysh	2,000	$1,500.00
8/28/2009	Neshonda Belton	1,334	$1,000.00
8/29/2009	Rachel B. & Michael A. Fraley	1,000	$750.00
8/29/2009	Rachel B. & David A. Fraley	1,000	$750.00
8/29/2009	Rachel B. Fraley & Marilyn Pysh	1,000	$750.00
9/9/2009	Provident Group, LLC FBO: Donald R. Leath IRA	368,680	$165,400.00
9/11/2009	W.J. and Karyl Einersen	1,400	$1,050.00
9/15/2009	Bruce Johnson	1,000	$750.00
9/22/2009	Laura Clarice Colway	8,000	$5,000.00
9/25/2009	Jeffrey D. Brooks	1,333	$1,000.00
9/25/2009	Kimberly L. & James R. Brooks	30,769	$20,000.00
9/27/2009	Tamara Hughbanks	1,000	$750.00
9/28/2009	Gerald D. Baty	1,333	$1,000.00
9/28/2009	Glen Albracht	2,000	$1,500.00
9/28/2009	Lois L. Hagen	1,000	$750.00
9/29/2009	Kenneth J. Hagen IV	1,000	$750.00
9/29/2009	Virginia E. Busch	1,000	$750.00
9/30/2009	Marlene S. Vecera	1,000	$750.00
9/30/2009	Hal Ritchie	1,000	$750.00
10/3/2009	Mark A. & Marcia L. Christianson	1,333	$1,000.00
10/6/2009	Blecilda Dela Cruz & Conrado Bartolome, Jr.	3,000	$2,250.00
10/6/2009	Carol G. Caster	1,000	$750.00
10/15/2009	Leeann Young	1,000	$750.00
10/16/2009	John A. Quick	3,000	$2,250.00
10/19/2009	William E. Klabonde	1,500	$1,125.00
10/21/2009	James Prchal	1,000	$750.00
10/21/2009	John P. & Mary P. Herrmann	1,000	$750.00
10/28/2009	Jeffrey L. Pruess	10,000	$6,500.00
10/30/2009	David A. Carey	2,000	$1,300.00
11/6/2009	Gene L. & Laura Wagner	1,000	$750.00
11/16/2009	Phillip E. Foster	4,000	$3,000.00
11/16/2009	Steven B. Lupardus	10,000	$6,500.00
11/17/2009	Vista Enterprises, Inc.	10,000	$6,500.00
11/18/2009	Phillip E. Foster	6,000	$3,500.00
11/19/2009	Thomas R. Bullock	10,000	$6,500.00
12/2/2009	Jeffrey D. Brooks	1,333	$1,000.00
12/5/2009	Michael L.& Diane Wagner	2,000	$1,500.00
12/14/2009	Ruth M. McCully	10,000	$6,500.00
12/15/2009	John A. Quick	3,000	$2,250.00
12/16/2009	Laura I. & Gene Wagner	1,000	$750.00
2/2/2010	Carl Metosky	50,000	$27,500.00
2/4/2010	Dale E. Piper	20,000	$13,000.00
2/5/2010	Ed Shuchlik	70,000	$40,500.00
2/17/2010	Ellen Galloway	60,000	$30,000.00
2/12 2010	Lana Johnson FBO Austin A. Johnson	1,000	$700.00
2/23/2010	Keith Smith	2,000	$1,500.00
3/3/2010	David and Koral Booth JTWROS	15,385	$10,000.00
3/3/2010	Peggy Sue Hockenberry	20,000	$13,000.00
3/3/2010	Thomas R Ray	50,000	$27,500.00
3/3/2010	Robert Ireland	25,000	$15,800.00

	Total Investment	914,165	$484,969.00

ITEM 16  EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law*
10.1	Subscription Agreement
10.2	Lease
10.3	NOVUS Agreement*
10.4	Gilbert, AZ Property*
10.5	Maple Valet, Lot 1 Agreement*
10.6	Business Plan*
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)
* filed herewith

ITEM 17 UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Omaha, State of Nebraska on May 18, 2010.

Allies Limited
(Registrant)

By: /s/ Dr. Kenneth Hagen May 18, 2010
Dr. Kenneth Hagen
Chairman, CEO and Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Kenneth Hagen Dr. Kenneth Hagen	Chairman, President, CEO and CFO And Principal Accounting Officer	May 18, 2010